Exhibit 5.1

December 15, 2017

Board of Directors

Sino-Global Shipping America, Ltd.

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576

Ladies and Gentlemen:

We are acting as special counsel to Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), as amended, filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”) and any free writing prospectus(es). The Prospectus, as supplemented by various Prospectus Supplements and any free writing prospectus(es), will provide for the registration by the Company of:

(i)	common stock, no par value (the “Common Stock”);
(ii)	preferred stock, no par value (“Preferred Stock”),
(iii)	senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Senior Indenture”);
(iv)	subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities, the “Debt Securities”);
(v)	warrants to purchase any of such securities (“Warrants”);
(vi)	share purchase contracts obligating the holders to purchase from the Company a specified number of securities registered under the Registration Statement (the “Purchase Contracts”) between the Company and a purchase contract agent identified in the applicable agreement;
(vii)	share purchase units, each representing ownership of securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Purchase Units”); and/or
(viii)	rights to purchase shares of Common or Preferred Stock (“Rights”), either individually or in units comprised of any of such securities (“Units” and collectively, with the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units and Rights, the “Securities”);

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock. The aggregate public offering price of the Securities being registered will be $50,000,000.

The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent selected by the Company (the “Unit Agent”).

The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In our capacity as the Company’s special counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examinations mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents we have examined, we are of the opinion that:

1.       When (i) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2.        The Company has the authority pursuant to its First Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to issue up to 2,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of shares of such series in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.       The Company has the authority pursuant to the Charter to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of shares of Common Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.       When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants (and the reservation and issuance of the underlying securities) are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.       With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto; (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Charter or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.       With respect to any series or class of Rights, when (i) the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such Rights, the terms of the offering thereof, and related matters and (ii) such Rights and agreements, if any, relating to the Rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities underlying the Rights have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), and such Rights are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.       When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that the Company will remain duly organized, validly existing and in good standing under Virginia law at the time it issues any Securities.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that at the time the Company issues any Securities thereunder, the Company will have the organizational power and authority to issue and sell such Securities; that the applicable Indenture will have been duly authorized by all necessary organizational action by the Company, will have been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Warrant Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that at the time the Company issues any Securities thereunder, the Company will have the organizational power and authority to issue and sell such Securities; that the applicable Warrant Agreement or Unit Agreement will have been duly authorized by all necessary corporate action by the Company, will have been duly executed and delivered by the Company and will constitute the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Warrant Agent or Unit Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent or Unit Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement or Unit Agreement; that the Warrant Agreement or Unit Agreement will have been duly authorized, executed and delivered by the Warrant Agent or Unit Agent and will constitute the legally valid, binding and enforceable obligation of the Warrant Agent or Unit Agent, enforceable against the Warrant Agent or Unit Agent in accordance with its terms; that the Warrant Agent or Unit Agent will be in compliance, generally and with respect to acting as a Warrant Agent or Unit Agent under the applicable Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that the Warrant Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement or Unit Agreement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. Various issues concerning Virginia law are addressed in the opinion of Woods Rogers PLC, to be filed as Exhibit 5.2 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Very truly yours,

/s/ Pryor Cashman LLP